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                                                                 Exhibit 23.1


We consent to the incorporation by reference in this registration statement of our reports dated March 31, 1999 (except Note N, as to which the date is July 20, 1999), pertaining to the financial statements and schedule of Insight Communications Company, L.P. and our report dated April 5, 1999 pertaining to the financial statements of Insight Communications of Central Ohio, LLC included in the Registration Statement (Form S-1 No. 333-78293 dated July 20, 1999) and related Prospectus of Insight Communications Company, Inc. for the registration of its Class A Common Stock.


                                               /s/ Ernst & Young LLP
                                               ----------------------
                                                   Ernst & Young LLP


New York, New York
July 20, 1999